CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 13, 2004, included in the Annual Report on Form 10-K of Infocrossing, Inc. and subsidiaries for the year ended December 31, 2003, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                                    /s/ ERNST & YOUNG LLP




New York, New York
April 12, 2004